Consent of Independent Accountants


We hereby consent to the use in the Statement of Additional Information
 constituting part of this Post-Effective Amendment No. 15 to the
 registration statement on Form      N-1A (the "Registration Statement")
 of our report dated February 20, 1998, relating to the financial statements and financial highlights of The Gabelli Growth Fund, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration


PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
April 24, 1998

Prospectus.


PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
April 24, 1998